Exhibit 10.6.1

1025 VERMONT AVENUE N.W., SUITE 1130 WASHINGTON, DC 20005 (800) 494-5225 FAX: (800) 494-7512	RECEIVED Public Information Office JUN 20 2013 COPYRIGHT OFFICE

Copyright Office Receipt No.

Re: Material for filing with the US Copyright Office

To:          Register of Copyrights, US Copyright Office

From: National Corporate Research, Ltd.

Contact Name:  Andy Hackett                             Telephone: 866-670-3558

Document Type:	Document Cover Sheet
Processing Requested:	Regular
Total Items Enclosed:	1

Item Detail: “Jack Cooper Transport Company, Inc./Wells Fargo Capital Finance, LLC as Agent”

1. Copyright Security Agreement

For additional information or questions, please contact: See Document Cover Sheet

Delivery upon Completion of Processing: As indicated on application or cover sheet

Attached filing(s) submitted to the US Copyright Office by	/s/ Margaret Preston
Margaret Preston

Receipt Copyright Office Library of Congress 101 Independence Avenue SE Washington, DC 20559-6000	No. 1-FR7C87 Date: 6/20/2013 11:49:59 AM

Received

Form(s):	2 DCS	☐	Search Report
Deposit Count:		☐	Search
Piece Count:		☐	Retrieval
Type of Deposit:		☐	Correspondence
Other Enclosures:		☐	Inspection
Title:	FLEET MAINTENANCE SYSTEM: USER’S	☐	Photocopies
# of Additional Titles:	GUIDE (TXU00521903)	☐	Additional Certificate

Priority:		☐	Certification
# Of Documents:	1	☐	Secure Test Exam
Other:

Received From:	NATIONAL CORPORATE RESEARACH LTD	Phone:
1025 VERMONT AVENUE NW SUITE 1130

WASHINGTON, DC 20005

Representing:		Phone:

Corresponding Id:

Fees		Method of Payment	Amount
No Fee:	☐	Check:
Fee to be Determined:	☐	Money Order:
Base Fee:	$135.00	Deposit Account:	93025
Special Handling Fee:	$	Deposit Account Name:	Buchalter Nemer a
Secure Test Exam Fee:	$		Professional Corporation
Total Due:	$135.00
		Total Payment:	$135.00

Notes

Received By:     LGRA

Receipt of material is merely a preliminary step in the registration and/or recordation process. It does not imply that any final determination has been made in the case, or that the material is acceptable for registration.

Official action on an application for copyright registration or a document for recordation can be taken only after there has been a full examination of the claim following regular Copyright Office procedures. We are glad to discuss questions involving copyright registration on the telephone or in person-to-person conversations. However, all statements made during these exploratory discussions must be considered provisional, and are not binding either upon the applicant or upon the Office.

This receipt acknowledges delivery of the material to the Copyright Office on the date indicated. When multiple claims are submitted by or on behalf of the same remitter, however, only one receipt will be provided. If you are submitting multiple claims, only one title will appear on the receipt.

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this 18th day of June, 2013, by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (“WFCF”), in its capacity as agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of June 18, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Jack Cooper Holdings Corp. (“Parent”) and the Subsidiaries of Parent identified on the signature pages thereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the lenders party thereto as “Lenders” (such Lenders, together with their respective successors and assigns in such capacity, each, individually, a “Lender” and, collectively, the “Lenders”), and Agent, the Lender Group has agreed to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof; and

WHEREAS, the members of the Lender Group are willing to make the financial accommodations to Borrower as provided for in the Credit Agreement, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of the Lender Group and the Bank Product Providers, that certain Amended and Restated Security Agreement, dated as of June 18, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Lender Group and the Bank Product Providers, this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1.             DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Credit Agreement.

2.             GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby unconditionally grants, collaterally assigns, and pledges to Agent, for the benefit each member of the Lender Group and each of the Bank Product Providers, to secure the Secured Obligations, a continuing security interest (referred to in this Copyright Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Copyright Collateral”):

(a)           all of such Grantor’s Copyrights including those referred to on Schedule I; exclusive, however, of any copyrights that are protectable, registered or applied for solely under the laws of jurisdictions outside the United States;

(b)           all renewals or extensions of the foregoing; and

(c)           all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Copyright.

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3.             SECURITY FOR SECURED OBLIGATIONS. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group, the Bank Product Providers or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.             SECURITY AGREEMENT. The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interests granted to Agent, for the benefit of the Lender Group and the Bank Product Providers, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the Security Interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Copyright Security Agreement and the Security Agreement, the Security Agreement shall control.

5.             AUTHORIZATION TO SUPPLEMENT. Grantors shall give Agent prior written notice of no less than three (3) Business Days before filing any additional application for registration of any copyright and prompt notice in writing of any additional copyright registrations granted therefor after the date hereof (but in no event later than five (5) Business Days following receipt of such registration). Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Agent unilaterally to modify this Copyright Security Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of each Grantor. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.             COUNTERPARTS. This Copyright Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Copyright Security Agreement. Delivery of an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Copyright Security Agreement. Any party delivering an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Copyright Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Copyright Security Agreement.

7.             CONSTRUCTION. This Copyright Security Agreement is a Loan Document. Unless the context of this Copyright Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Copyright Security Agreement refer to this Copyright Security Agreement as a whole and not to any particular provision of this Copyright Security Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified. Any reference in this Copyright Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the

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repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Secured Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Secured Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Secured Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

8.             THE VALIDITY OF THIS COPYRIGHT SECURITY AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

9.             THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS COPYRIGHT SECURITY AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. AGENT AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.

10.          TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS COPYRIGHT SECURITY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Copyright Security Agreement to be executed as of the day and year first above written.

GRANTORS:	JACK COOPER TRANSPORTATION COMPANY, INC.

	By:	/s/ Theo Ciupitu
	Name:	Theo Ciupitu
	Title:	Executive Vice President, Assistant Secretary and General Counsel

[Signatures continue on the following page.]

COPYRIGHT SECURITY AGREEMENT

ACCEPTED AND ACKNOWLEDGED BY:

AGENT:	WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company

	By:	/s/ Brandi Whittington
	Name:	Brandi Whittington
	Title:	Assistant Vice President

COPYRIGHT SECURITY AGREEMENT

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

COPYRIGHT REGISTRATIONS

Registration
Grantor	Country	Copyright	Registration No.	Date
Jack Cooper Transport Company, Inc.	U.S.	Fleet maintenance system: user’s guide	Txu000521903	06/03/01992
Jack Cooper Transport Company, Inc.	U.S.	General ledger system: user’s guide	Txu000577117	07/14/1993